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                            RELIASTAR FINANCIAL CORP.

                                     BY-LAWS
                     (As amended and restated April 9, 1999)



                                    ARTICLE I

                                     OFFICES


         Section 1.01. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS


         Section 2.01. Place of Meetings. Each meeting of shareholders shall be held at such time and at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors and stated in the notice of the meeting.

         Section 2.02. Annual Meetings. An annual meeting of shareholders shall be held annually on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the shareholders shall elect by a plurality vote the directors to be elected at such meeting and transact such other business as may properly be brought before the meeting.

         Section 2.03. Special Meetings. Unless otherwise specifically provided by law or the Certificate of Incorporation, a special meeting of shareholders, for any purpose or purposes, may be called only by the Chairman, if there be one, the President or the Secretary and shall be called by any such officer at the request in writing of a majority of the Board of Directors or a majority of the Executive Committee of the Board of Directors, if there be one. Such request shall state the purpose or purposes of the proposed meeting.

         Section 2.04. Notice of Meetings. A written notice, stating that the place, date and hour of any meeting of shareholders, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall
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be delivered or mailed, at least ten days and not more than sixty days before the date of the meeting, to each shareholder entitled to vote at the meeting at such address as appears upon the records of the Corporation.

         Section 2.05. Quorum. Unless otherwise specifically provided by law or the Certificate of Incorporation, the holders of a majority (after giving effect, if applicable, to Article Eight of the Certificate of Incorporation) of the outstanding capital stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the shareholders so present may, by majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote at the meeting. (Amended October 11, 1990.)

         Section 2.06. Voting: Proxies. Unless otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, any question brought before a meeting of shareholders shall be decided by the vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after three years from its date unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at the meeting, in such officer's discretion, may require that any votes cast at the meeting shall be cast by written ballot.

         Section 2.07. Proper Business at Annual Meetings. At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or a supplement thereto) given by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by or at the direction of a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. In addition to any applicable requirements under the proxy rules promulgated from time to time by the Securities and Exchange Commission, to be timely, a shareholder's notice must be delivered to, or mailed to and received at, the principal executive offices of the Corporation not less than sixty days prior to the date fixed for the annual meeting; provided, however, that in the event that less than seventy-five days' prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the fifteenth day following the day on which such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business.



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         Section 2.08. Fixing Date for Determination of Shareholders of Record.
In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be less than ten nor more than sixty days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 2.09. List of Shareholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

         Section 2.10. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to shareholders who are entitled to examine the stock ledger, the list required by Section 2.09 of shareholders entitled to vote or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.


                                   ARTICLE III

                                    DIRECTORS


         Section 3.01. Number, Election and Qualifications of Directors. The number of directors constituting the Board of Directors shall be fixed from time to time by the Board of Directors in the manner prescribed in the Certificate of Incorporation. Except as provided in Section 3.03, the directors to be elected at each annual meeting of shareholders shall be elected by a plurality of the votes cast at the meeting, and each director so elected shall hold office for the term elected and until such director's successor is duly elected and qualified, or until


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such director's earlier resignation, retirement or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be shareholders. A majority of the directors shall be citizens and residents of the State of Minnesota.

         Section 3.02. Nomination Procedures. No person (other than a person nominated by or at the Direction of the Board of Directors) shall be eligible for election as a director at any annual or special meeting unless timely notice is given in writing of such nomination by a shareholder of record to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to, or mailed to and received at, the principal executive offices of the Corporation not less than sixty days prior to the date fixed for the meeting; provided, however, that in the event that less than seventy-five days' prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the fifteenth day following the day on which such public disclosure was made.

         Section 3.03. Vacancies. Subject to the provisions of the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors are duly elected and qualified, or until their earlier resignation, retirement or removal.

         Section 3.04. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the shareholders.

         Section 3.05. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may be designated from time to time by the Board of Directors.

         Section 3.06. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, if there be one, or the President and, upon request by any two directors, shall be called by the Chairman or the President.

         Section 3.07. Notice of Special Meetings. Notice of each special meeting stating the place, date and hour of the meeting shall be given to each director by mail not less than forty-eight hours before the date of the meeting or personally or by telephone, telegram, telex or cable on twenty-four hours notice.

         Section 3.08. Quorum: Actions of Board. Unless otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of


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the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 3.09. Actions in Writing. Unless otherwise specifically provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board of Directors or the committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

         Section 3.10. Meetings by Means of Conference Telephone. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or the Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

         Section 3.11. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate an Executive Committee and one or more other committees, each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution designating the committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

         Section 3.12. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business.

         Section 3.13. Compensation. The Board of Directors shall have the authority to fix the compensation of directors.

         Section 3.14. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the

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meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee which authorizes the contract or transaction.


                                   ARTICLE IV

                                    OFFICERS


         Section 4.01. General. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman, who shall be a director and who shall be designated by the Board of Directors as the Chairman or the Chairman of the Board, a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be shareholders of the Corporation nor, except in the case of the Chairman, directors of the Corporation.

         Section 4.02. Election. The Board of Directors shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. All officers of the Corporation shall hold office until their respective successors are chosen and qualified, or until their earlier resignation, retirement or removal. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contract rights of such officer, if any, with the Corporation. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

         Section 4.03. Voting Securities Owned by the Corporation. Power of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman, the President or any Vice President, and any such officer may, in the name of and on behalf of the Corporation, take all such action as such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in


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which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

         Section 4.04. Chief Executive Officer. The Board of Directors shall designate the Chairman or the President as the chief executive officer of the Corporation. If there be no Chairman, the President shall be the chief executive officer. The chief executive officer shall have the general powers and duties of management and supervision usually vested in and imposed upon the chief executive officer of a corporation. The chief executive officer shall preside at all meetings of shareholders.

         Section 4.05. Chairman. The Chairman, if there be one, shall preside at all meetings of the Board of Directors. During the absence or disability of the President, the Chairman shall exercise all the powers and discharge all the duties of the President. The Chairman shall also perform such other duties and may exercise such other powers as from time to time may be assigned to the Chairman by these By-Laws or by the Board of Directors.

         Section 4.06. President. The President shall, subject to the control of the Board of Directors, the Executive Committee and, if there be one, the Chairman, if the Chairman is the chief executive officer of the Corporation, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence or disability of the Chairman or if there be none, the President shall preside at all meetings of the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to the President by these By-Laws or by the Board of Directors.

         Section 4.07. Vice Presidents. The Vice Presidents shall perform such duties and have such powers as the Board of Directors, the Executive Committee, or the chief executive officer of the Corporation may from time to time prescribe. In the absence of the Chairman and the President, Vice Presidents shall perform the duties and have the authority of the President in the order prescribed by the Board of Directors or the Executive Committee.

         Section 4.08. Secretary. The Secretary shall keep the minutes of the meetings of the Corporation and of the Board of Directors and its committees, and shall cause all notices of meetings of the shareholders and of the Board of Directors and its committees to be duly given in accordance with the provisions of these By-Laws or as required by law. The Secretary shall in general perform all duties usually incident to the office of secretary.

         Section 4.09. Treasurer. The Treasurer shall have the custody of the funds and securities of the Corporation under the direction of the Board of Directors and the Executive Committee, shall deposit all moneys of the Corporation that may come into the Treasurer's hands to the credit of the Corporation in such depositories as are authorized or approved by the Board of


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Directors or the Executive Committee and shall see that all expenditures are duly authorized and evidenced by proper receipts and vouchers. The Treasurer shall in general perform all duties usually incident to the office of the treasurer.

         Section 4.10. Assistant Secretaries. The Board of Directors or the Executive Committee may elect one or more Assistant Secretaries, who shall perform such duties as the Board of Directors, the Executive Committee, or the chief executive officer of the Corporation may from time to time prescribe. In the absence of the Secretary, the Secretary's duties shall devolve upon such officer or officers as designated by the chief executive officer of the Corporation.

         Section 4.11. Assistant Treasurers. The Board of Directors or the Executive Committee may elect one or more Assistant Treasurers who shall perform such duties as the Board of Directors, the Executive Committee or the chief executive officer of the Corporation may from time to time prescribe. In the absence of the Treasurer, the Treasurer's duties shall devolve upon such officer or officers as designated by the chief executive officer of the Corporation.

         Section 4.12. Duties and Authority. All officers of the Corporation shall be subject to the supervision and direction of the Board of Directors and the Executive Committee and, in addition to the foregoing duties and authority, shall perform such duties and have such authority as the Board of Directors, the Executive Committee or the chief executive officer of the Corporation may from time to time prescribe.


                                    ARTICLE V

                                      STOCK


         Section 5.01. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation,
(i) by the Chairman, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be facsimile signatures. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

         Section 5.02. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate of stock theretofore issued by it alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the person claiming the certificate of stock to be lost, stolen or destroyed. The Corporation may require the owner of such certificate alleged to have been lost, stolen or destroyed, or the owner's legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or the

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issuance of such new certificate.

         Section 5.03. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefore, which shall be canceled before a new certificate shall be issued.


                                   ARTICLE VI

                                     NOTICES


         Section 6.01. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws to be given to any director, member of a committee or shareholder, such notice may be given by mail, addressed to such director, member of a committee or shareholder, as his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may be also given personally or by telegram, telex or cable.

         Section 6.02. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws to be given to any director, member of a committee or shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of shareholders, the Board of Directors or a committee thereof need be specified in any written waiver of notice.


                                   ARTICLE VII

                               GENERAL PROVISIONS


         Section 7.01. Dividends. Dividends upon the capital stock of the Corporation, subject to applicable provisions, if any, of the Certificate of Incorporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property or in shares of capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or


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maintaining any property of the Corporation, or for any proper purpose, and
Board of Directors may modify or abolish any such reserve.

         Section 7.02. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 7.03. Corporate Seal. The Corporation shall have no corporate seal.

         Section 7.04. Execution of Instruments. All contracts, deeds, mortgages, notes, checks, conveyances, releases of mortgages and other instruments shall be signed on behalf of the Corporation by the Chairman, the President, the Secretary, the Treasurer or any Vice President, or by such other person or persons as may be designated or authorized from time to time by the Board of Directors, the Executive Committee, or the chief executive officer.


                                  ARTICLE VIII

                                 INDEMNIFICATION


         Section 8.01. Indemnification in Actions, Suits, or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 8.03, the Corporation shall indemnify each person who is or was, or is threatened to be made, a party to or witness in any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative (other than one by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or of Northwestern National Life Insurance Company, a Minnesota corporation ("NWNL"), or is or was serving at the request of the Corporation or NWNL as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees and expenses), judgments, fines, penalties, and amounts paid in settlement, incurred by him or her in connection with defending, investigating, preparing to defend, or being or preparing to be a witness in, such action, suit, proceeding or claim, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Section 8.02. Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 8.03, the Corporation shall indemnify each person who is or was, or is threatened to be made, a party to or witness in any threatened, pending or completed action, suit, proceeding or claim by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer or employee of the Corporation or of NWNL or is or was serving at the request of the Corporation or NWNL as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees and expenses), and, if and to the extent permitted by applicable law, judgments, fines, penalties and amounts paid


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in settlement, incurred by him or her in connection with defending, investigating, preparing to defend, or being or preparing to be a witness in, such action, suit, proceeding or claim, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation; provided, however, that no indemnification shall be made in respect of any such claim or any issue or matter in any such action, suit or proceeding as to which such person shall have been adjudged to be liable to the Corporation unless (and only to the extent that) the Court of Chancery or the court in which such claim, action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses and amounts which the Court of Chancery or such other court shall deem proper.

         Section 8.03. Authorization of Indemnification.

         (a) Any indemnification under Section 8.01 or 8.02 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person seeking indemnification is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 8.01 or 8.02, as the case may be. Such determination (and determinations under Sections 8.05 and 8.06) shall be made
(i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, proceeding or claim with respect to which indemnification is sought ("disinterested directors"), or (ii) if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, in a written opinion of independent legal counsel chosen by the Board of Directors or (iii) by the shareholders; provided, however, that if a Change in Control (as defined in this Section 8.03) has occurred and the person seeking indemnification so requests, such determination (and determinations under Sections 8.05 and 8.06) shall be made in a written opinion rendered by independent legal counsel chosen by the person seeking indemnification and not reasonably objected to by the Board of Directors (whose fees and expenses shall be paid by the Corporation). To the extent, however, that a director, officer, employee or trustee or former director, officer, employee or trustee has been successful on the merits or otherwise in defense of any action, suit, proceeding or claim described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees and expenses) incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

         (b) For purposes of the second sentence of Section 8.03 (a), "independent legal counsel" shall mean legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or has performed services for the Corporation, NWNL or the person seeking indemnification within the previous three years.

         (c) For purposes of the proviso to the second sentence of Section 8.03
(a), a "Change in Control" shall be deemed to have occurred if:

                  (i) a majority of the directors of the Corporation shall be persons other than persons (A) who were directors of the Corporation or NWNL at September 1, 1988, (B) for whose election proxies shall have been solicited by the Board of


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

         Directors or (C) who are then serving as directors appointed by the Board of Directors to fill vacancies on the Board of Directors caused by death or resignation (but not by removal) or to fill newly-created directorships;

                  (ii) thirty percent or more of the outstanding shares of Voting Stock (as such term is defined in the Certificate of Incorporation) of the Corporation is acquired or beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule thereto) by any person (other than the Corporation, NWNL, a subsidiary of the Corporation or the person seeking indemnification) or group of persons, not including the person seeking indemnification, acting in concert;

                  (iii) the shareholders of the Corporation approve a definitive agreement or plan to (A) merge or consolidate the Corporation with or into another corporation (other than (1) a merger or consolidation with a subsidiary of the Corporation, (2) a merger in which the Corporation is the surviving corporation and no outstanding Voting Stock of the Corporation (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash, securities, or other property or (3) a merger of a subsidiary of the Corporation into NWNL pursuant to which NWNL first becomes a subsidiary of the Corporation, (B) exchange, pursuant to a statutory exchange of shares of Voting Stock of the Corporation held by shareholders of the Corporation immediately prior to the exchange, shares of one or more classes or series of Voting Stock of the Corporation for shares of another corporation, (C) sell or otherwise dispose of all or substantially all of the assets of the Corporation (in one transaction or a series of transactions) or (D) liquidate or dissolve the Corporation, unless a majority of the voting stock (or the voting equity interest) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Corporation (in the case of a merger, consolidation or disposition of assets) or the Corporation (in the case of a statutory share exchange) is, immediately following the merger, consolidation, statutory share exchange or disposition of assets, beneficially owned by the person seeking indemnification, or a group of persons, including the person seeking indemnification, acting in concert; or

                  (iv) the Corporation enters into an agreement in principle or a definitive agreement relating to an event described in clause (i),
         (ii) or (iii) above which ultimately results in an event described therein or a tender or exchange offer or proxy contest is commenced which ultimately results in an event described therein.

         Section 8.04. Good Faith Defined. Etc.

         (a) For purposes of any determination under this Article VIII, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if such person relied on the records or books of account of the Corporation, NWNL or other enterprise, or on information supplied to him or her by the officers of the Corporation, NWNL or other enterprise, or on information or records given or reports made to the Corporation or other enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or other enterprise. The term "other enterprise" as used in this Section 8.04 shall mean any enterprise other than the Corporation or NWNL, including any corporation, partnership, join venture, trust, employee benefit plan or other enterprise as to which such person is or was serving at the request of the Corporation as a director, officer, employee or trustee.

         (b) The termination of any action, suit, proceeding or claim by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

         (c) References in this Article VIII to "penalties" include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation or NWNL" include any service as a director, officer or employee or former director, officer or employee of the Corporation or NWNL which imposes duties on, or involves services by, such person with respect to an employee benefit plan or its participants or beneficiaries; and a person who acted in good faith an in a manner he or she reasonably believed to be in or not opposed to the best interests of the participants or beneficiaries of such an employee benefit plan shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation.

         (d) The provisions of this Section 8.04 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 8.01 or 8.02, as the case may be.

         Section 8.05. Right to Indemnification Upon Application: Procedure Upon
Application: Etc. Except as otherwise provided in the proviso to Section 8.02:

         (a) any indemnification under Section 8.01 or 8.02 shall be made no later than 45 days after receipt by the Corporation of the written request of the director, officer, employee or trustee or former director, officer, employee or trustee unless a determination is made within said 45-day period in accordance with Section 8.03 that such person has not met the applicable standard of conduct set forth in Section 8.01 or 8.02.

         (b) The right to indemnification under Section 8.01 or 8.02 or advances under Section 8.06 shall be enforceable by the director, officer, employee or trustee or former director, officer, employee or trustee in any court of competent jurisdiction. Following a Change in Control, the burden of proving that indemnification is not appropriate shall be on the Corporation. Neither the absence of any prior determination that indemnification is proper in the circumstances, nor a prior determination that indemnification is not proper in the circumstances, shall be a defense to the action or create a presumption that the director, officer, employee or trustee or former director, officer, employee or trustee has not met the applicable standard of conduct. The expenses (including

Attorneys' fees and expenses) incurred by the director, officer, employee or trustee or former director, officer, employee or trustee in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action (or in any action or claim brought by him or her to recover under any insurance policy or policies referred to in Section 8.09) shall also be indemnified by the Corporation.

         (c) If any person is entitled under any provision of these By-Laws to indemnification by the Corporation for some or a portion of expenses, judgments, fines, penalties or amounts paid in settlement incurred by him or her, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion of such expenses, judgments, fines, penalties and amounts to which he or she is entitled.

         Section 8.06. Expenses Payable in Advance. Expenses (including attorneys' fees and expenses) incurred by a director, officer, employee or trustee or a former director, officer, employee or trustee in defending, investigating, preparing to defend, or being or preparing to be a witness in, a threatened or pending action, suit, proceeding or claim against him or her, whether civil or criminal, shall be paid by the Corporation in advance of the final disposition of such action, suit proceeding or claim upon receipt by the Corporation of a request therefor and an undertaking by or on behalf of the director, officer, employee or trustee or former director, officer, employee or trustee to repay such amounts if it shall be determined in accordance with
Section 8.03 that he or she is not entitled to be indemnified by the Corporation; provided, however, that if he or she seeks to enforce his or her rights in a court of competent jurisdiction pursuant to Section 8.05(b), said undertaking to repay shall not be applicable or enforceable unless and until there is a final court determination that he or she is not entitled to indemnification as to which all rights of appeal have been exhausted or have expired.

         Section 8.07. Certain Persons Not Entitled to Indemnification. Notwithstanding any other provision of these By-Laws, no person shall be entitled to indemnification under this Article VIII or to advances under Section
8.06 with respect to any action, suit, proceeding or claim brought or made by him or her against the Corporation or NWNL, other than an action, suit, proceeding or claim seeking, or defending such person's right to, indemnification and/or expense advances pursuant to this Article VIII or otherwise.

         Section 8.08. Non-Exclusivity and Survival of Indemnification. The provisions of this Article VIII shall not be deemed exclusive of any other rights to which the person seeking indemnification or expense advances may be entitled under any agreement, contract, or vote of shareholders or disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Except as otherwise provided in Section 8.07, but notwithstanding any other provision of this Article VIII, it is the policy of the Corporation that indemnification of and expense advances to the persons specified in Section 8.01 and 8.02 shall be made to the fullest extent permitted by law, and, accordingly, in the event of any change in law, by legislation or otherwise, permitting greater indemnification of and/or expense advances to any such person, the provisions of this Article VIII shall be construed so as to require such greater indemnification and/or expense advances. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 8.01 or 8.02 but whom the Corporation has the power to indemnify under the provisions of the General Corporation Law of the State of Delaware or otherwise. The provisions of this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or trustee and shall inure to the benefit of the heirs, executors and administrators of such person. All rights to indemnification and advancement of expenses under this Article VIII shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or trustee who serves in such capacity at any time while this Article VIII is in effect. Any repeal or modification of this Article VIII shall not affect any rights or obligations then existing.

         Section 8.09. Insurance. The Corporation may purchase and maintain at its expense insurance on behalf of any person who is or was a director, officer or employee of the Corporation or NWNL or is or was serving at the request of the Corporation or NWNL as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability or expense asserted against or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability or expense under the provisions of this Article VIII or the provisions of Section 145 of the General Corporation Law of the State of Delaware. The Company shall not be obligated under this
Article VIII to make any payment in connection with any claim made against any person if and to the extent that such person has actually received payment therefor under any insurance policy or policies.

         Section 8.10. Successors: Meaning of "Corporation." This Article VIII shall be binding upon and enforceable against any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation. For purposes of this Article VIII, but subject to the provisions of any agreement relating to any merger or consolidation of the kind referred to in clause (i) below or of any agreement relating to the acquisition of any corporation of the kind referred to in clause
(ii) below, references to "the Corporation" shall include (i) any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this
Article VIII with respect to the Corporation as he or she would have with respect to such constituent corporation if its separate existence had continued; and (ii) any corporation of which at least a majority of the voting power (as represented by its outstanding stock having voting power generally in the election of directors) is owned directly or indirectly by the Corporation.

         Section 8.11. Severability. The provisions of this Article VIII shall be severable in the event that any provision hereof (including any provision within a single section, subsection, clause, paragraph or sentence) is held invalid, void or otherwise unenforceable on any ground by any court of competent jurisdiction. In the event of any such holding, the remaining provisions of this
Article VIII shall continue in effect and be enforceable to the fullest extent permitted by law.


                                   ARTICLE IX

                                    AMENDMENT


         Section 9.01. Power to Amend. The Board of Directors shall have concurrent power with the shareholders as set forth in the Certificate of Incorporation and the By-Laws to make, alter, amend, change, add to or repeal the By-Laws.

         Section 9.02. Required Vote. The Board of Directors may amend the By-Laws upon the affirmative vote of the number of directors which shall constitute, under the terms of the By-Laws, the action of the Board of Directors. Shareholders may not amend the By-Laws except upon the affirmative vote of at least seventy-five percent of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock (as such term is defined in the Certificate of Incorporation), voting together as a single class.